GCP Applied Technologies Reports Third Quarter 2017 Results

•Completed sale of Darex Packaging Technologies for $1.06 billion
◦Net after-tax cash proceeds of approximately $897 million
•Net sales growth of 7.2%
•Net loss from continuing operations of $18.1 million; Adjusted EBIT* of $36.2 million
•Diluted EPS from continuing operations of $(0.25); Adjusted EPS* of $0.22
•Net income attributable to GCP shareholders of $659.2 million
•2017 Full-year guidance:
◦Net Sales, Constant Currency* growth of 4% to 6%
◦Adjusted EBIT* of $125 million to $135 million

Cambridge, MA - November 2, 2017 - GCP Applied Technologies Inc. (NYSE: GCP) today announced third quarter 2017 results.

Total GCP Applied Technologies
($ Millions)

	3Q 2017	3Q 2016	% Change
Net sales	$282.4	$263.4	7.2%
Net Sales, Constant Currency*	$281.7	$263.4	6.9%
Gross margin	37.9%	41.3%	(340) bps
Adjusted Gross Margin*	38.1%	41.4%	(330) bps
(Loss) income from continuing operations attributable to GCP shareholders	$(18.1)	$10.9	NM
Net income attributable to GCP shareholders	$659.2	$21.3	NM
Adjusted EBIT*	$36.2	$38.0	(4.7)%
Adjusted EBIT Margin*	12.8%	14.4%	(160) bps

"Our performance in the third quarter reflects weather-related disruptions and increased raw materials and logistics costs across our supply chain. We have announced a price increase effective January 1, 2018 to offset these higher costs and recover our margins. We are also on-track with our restructuring activities to reduce our cost structure," said President and Chief Executive Officer Gregory E. Poling.

"The completion of the Darex sale provides GCP with the balance sheet strength to execute on our growth strategies, including the pursuit of bolt-on acquisitions. Our recently announced acquisition of Ductilcrete, a technology leader in concrete flooring, demonstrates our ability to expand into value-added products and systems. Looking forward, we are seeing momentum in project activity and revenue growth in the fourth quarter.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Third quarter 2017:

•
Net sales increased 7.2% primarily due to our acquisitions of Halex and Stirling Lloyd as well as growth in our base Specialty Building Materials segment, partially offset by a decline in Specialty Construction Chemicals

•	Gross margin of 37.9% decreased 340 basis points due to increases in raw material costs and higher logistics expenses

•	Adjusted EBIT* of $36.2 million declined 4.7% due to lower Adjusted Gross Profit

•
Net loss from continuing operations attributable to GCP shareholders was $18.1 million for the third quarter of 2017, compared to net income from continuing operations attributable to GCP shareholders of $10.9 million for the prior-year quarter. The change was primarily due to a $36.7 million non-cash charge which was recognized upon the deconsolidation of our Venezuelan subsidiary.

•
Net income attributable to GCP shareholders was $659.2 million compared to $21.3 million in the prior year period. The increase was primarily due to the gain associated with the Darex Packaging Technologies segment divestiture.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Third Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	3Q 2017	3Q 2016	% Change
Net sales	$156.2	$162.8	(4.1)%
Net Sales, Constant Currency*	$155.8	$162.8	(4.3)%
Gross margin	34.2%	38.2%	(400) bps
Segment operating income	$15.7	$23.2	(32.3)%
Segment operating margin	10.1%	14.3%	(420) bps

•
Net sales decreased 4.1% primarily as a result of lower ready-mix volumes in Asia Pacific and the impact of adverse weather in North America which reduced demand, partially offset by growth in cement additives and Verifi®

•	Gross margin decreased 400 basis points due to lower volumes and unfavorable mix as well as increases in raw materials and logistics costs

•	Segment operating income decreased 32.3% due to lower gross profit

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Specialty Building Materials
($ Millions)

	3Q 2017	3Q 2016	% Change
Net sales	$126.2	$100.6	25.4%
Net Sales, Constant Currency*	$125.9	$100.6	25.1%
Gross margin	42.9%	46.5%	(360) bps
Segment operating income	$30.1	$25.6	17.6%
Segment operating margin	23.9%	25.4%	(150) bps

•
Net sales increased 25.4% due to sales related to our acquisitions of Halex and Stirling Lloyd. SBM sales excluding acquisitions grew 5.3% due to increased sales in Building Envelope and Specialty Products, partially offset by a decline in Residential sales as a result of a reduction in inventories through our distribution channels.

•	Gross margin of 42.9% declined 360 basis points due to increases in raw materials and logistics costs as well as lower Residential volumes which resulted in unfavorable product mix

•	Segment operating income of $30.1 million increased 17.6% due to the impact of acquisitions

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Sale of Darex Packaging Technologies
On July 3, 2017, GCP completed the sale of Darex to Henkel for $1.06 billion in cash, subject to customary closing adjustments. GCP recognized a pre-tax gain on the sale of Darex of approximately $883.7 million during the third quarter of 2017, or $683.7 million after income taxes. Darex has been reclassified and reflected as "discontinued operations" on the Consolidated Statements of Operations for all periods presented.

GCP intends to use the proceeds from the sale of Darex to invest in new products and technologies, pursue bolt-on acquisitions and lower the cost of the Company's debt. During the third quarter of 2017, the Company used approximately $400 million to retire its Term Loan and repay the amounts outstanding on its Revolving Credit Facility. On October 31, 2017, GCP acquired Ductilcrete Technologies for $32 million.
Restructuring and Repositioning Expenses
On June 28, 2017, the Board of Directors approved a restructuring and repositioning plan. Upon completion of the plan, the Company expects to achieve a net annualized cost reduction of approximately $24 million to $28 million, an increase from the $22 million to $25 million estimate in the second quarter. The Company expects approximately $9 million to $13 million to benefit continuing operations, while $15 million relates to discontinued operations. Restructuring expenses from continuing operations were $2.1 million for the third quarter of 2017. Repositioning expenses related to the plan were $1.1 million for the third quarter of 2017, substantially all of which represent professional fees and employee-related costs.

Interest Expense
Interest expense was $14.5 million for the third quarter of 2017 compared with $17.6 million for the prior-year quarter. The decrease reflects the repayment and extinguishment of the Company's Term Loan.

Income Taxes
The income tax benefit attributable to continuing operations for the three months ended September 30, 2017 was $14.5 million, compared with income tax expense attributable to continuing operations of $2.5 million for the three months ended September 30, 2016, representing effective tax rates of 44.6% and 18.4%, respectively. The difference in the effective tax rate for the three-month period compared to the same period in 2016 was primarily due to the recording of a tax benefit related to the change in the Company’s assertion that it is indefinitely reinvested in Mexico and Venezuela due to the Darex transaction.

Full-Year Outlook1

Guidance	2017
Net Sales, Constant Currency	Growth of 4% to 6%
Adjusted EBIT	$125 million to $135 million
Adjusted EPS[2]	$0.60 to $0.65
Adjusted Free Cash Flow	$25 million to $35 million

1 GCP guidance figures assume September 2017 FX rates carried forward into the guidance period.
2 Assumes 72 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its third quarter 2017 results and outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to listen to the live conference call, a playback will be available until November 9, 2017. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10112758. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Consolidated Balance Sheets and Consolidated Statements of Cash Flows
Due to the closing of the sale of Darex, the Consolidated Balance Sheets and Consolidated Statements of Cash Flows are not presented in this press release and will be included in the Company's Form 10-Q for the third quarter of 2017.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency; Adjusted EBIT; Adjusted EBIT Margin; Adjusted EBITDA; Adjusted EBITDA Margin; Adjusted EPS; and Adjusted Free Cash Flow. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$282.4	$263.4	$794.9	$785.1
Cost of goods sold	175.9	154.8	488.1	465.1
Gross profit	106.5	108.6	306.8	320.0
Selling, general and administrative expenses	76.3	67.4	221.9	199.5
Research and development expenses	5.2	4.7	15.2	13.6
Interest expense and related financing costs	21.6	18.8	56.1	49.0
Repositioning expenses	1.1	5.3	6.8	14.3
Restructuring expenses and asset impairments	2.1	0.4	13.0	1.4
Loss in Venezuela	36.7	—	38.3	—
Other income, net	(4.0)	(1.6)	(6.6)	(1.7)
Total costs and expenses	139.0	95.0	344.7	276.1
(Loss) income from continuing operations before income taxes	(32.5)	13.6	(37.9)	43.9
Income tax benefit (expense)	14.5	(2.5)	(3.7)	(9.8)
(Loss) income from continuing operations	(18.0)	11.1	(41.6)	34.1
Income from discontinued operations, net of income taxes	677.3	10.4	679.4	36.2
Net income	659.3	21.5	637.8	70.3
Less: Net income attributable to noncontrolling interests	(0.1)	(0.2)	(0.2)	(0.9)
Net income attributable to GCP shareholders	$659.2	$21.3	$637.6	$69.4
Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(18.1)	10.9	(41.8)	33.2
Income from discontinued operations, net of income taxes	677.3	10.4	679.4	36.2
Net income attributable to GCP shareholders	$659.2	$21.3	$637.6	$69.4
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.25)	$0.15	$(0.59)	$0.47
Income from discontinued operations, net of income taxes	$9.46	$0.15	$9.54	$0.51
Net income attributable to GCP shareholders	$9.21	$0.30	$8.96	$0.98
Weighted average number of basic shares	71.6	71.0	71.2	70.8
Diluted earnings per share:(1)
(Loss) income from continuing operations attributable to GCP shareholders	$(0.25)	$0.15	$(0.59)	$0.46
Income from discontinued operations, net of income taxes	$9.46	$0.14	$9.54	$0.51
Net income attributable to GCP shareholders	$9.21	$0.30	$8.96	$0.97
Weighted average number of diluted shares	71.6	72.2	71.2	71.6
______________________________
(1)     Dilutive effect only applicable to periods where there is net income from continuing operations.

Analysis of Operations
The Company has set forth in the table below GCP's key operating statistics with percentage changes for the third quarter and nine months compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves quarter-to-quarter comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Adjusted EBIT (a non-GAAP financial measure) means net income from continuing operations attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments; and certain other items that are not representative of underlying trends, such as legal settlements. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure) means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
Adjusted Earnings Per Share (a non-GAAP financial measure) means earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments, other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends (such as legal settlements); and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
Adjusted Gross Profit (a non-GAAP financial measure) means gross profit adjusted for pension-related costs included in cost of goods sold; loss in Venezuela included in cost of goods sold; and amortization of acquired inventory fair value adjustment. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

Adjusted Free Cash Flow (a non-GAAP financial measure) means net cash provided by or used for operating activities from continuing operations, minus capital expenditures, plus cash paid for restructuring, repositioning and third-party and other acquisition-related costs; cash taxes related to restructuring, repositioning and third-party and other acquisition-related costs; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted Gross Margin, and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the quarter-to-quarter comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net sales:
Specialty Construction Chemicals	$156.2	$162.8	(4.1)%	$449.1	$466.6	(3.8)%
Specialty Building Materials	126.2	100.6	25.4%	345.8	318.5	8.6%
Total GCP net sales	$282.4	$263.4	7.2%	$794.9	$785.1	1.2%
Net sales by region:
North America	$141.5	$128.6	10.0%	$396.0	$378.0	4.8%
Europe Middle East Africa (EMEA)	67.0	55.3	21.2%	178.9	173.9	2.9%
Asia Pacific	58.0	61.3	(5.4)%	168.4	180.9	(6.9)%
Latin America	15.9	18.2	(12.6)%	51.6	52.3	(1.3)%
Total net sales by region	$282.4	$263.4	7.2%	$794.9	$785.1	1.2%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$155.8	$162.8	(4.3)%	$465.2	$303.8	53.1%
Specialty Building Materials	125.9	100.6	25.1%	349.2	217.9	60.3%
Total GCP Net Sales, Constant Currency (non-GAAP)	$281.7	$263.4	6.9%	$814.4	$521.7	56.1%
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$15.7	$23.2	(32.3)%	$44.5	$53.7	(17.1)%
Specialty Building Materials segment operating income	30.1	25.6	17.6%	80.6	88.9	(9.3)%
Corporate costs(B)	(7.5)	(9.0)	16.7%	(28.9)	(29.1)	0.7%
Certain pension costs(C)	(2.1)	(1.8)	(16.7)%	(7.0)	(5.4)	(29.6)%
Adjusted EBIT (non-GAAP)	36.2	38.0	(4.7)%	89.2	108.1	(17.5)%
Currency and other financial losses in Venezuela	(36.7)	—	NM	(39.1)	—	NM
Litigation settlement	(4.0)	—	NM	(4.0)	—	NM
Repositioning expenses	(1.1)	(5.3)	79.2%	(6.8)	(14.3)	52.4%
Restructuring expenses and asset impairments	(2.1)	(0.4)	NM	(13.0)	(1.4)	NM
Pension MTM adjustment and other related costs, net	(3.0)	—	NM	(2.9)	(2.7)	(7.4)%
Gain on termination and curtailment of pension and other postretirement plans	0.8	0.2	NM	5.9	2.6	NM
Third-party and other acquisition-related costs	(2.0)	(0.3)	NM	(5.0)	(0.3)	NM
Other financing costs	(6.0)	(1.2)	NM	(6.0)	(1.2)	NM
Amortization of acquired inventory fair value adjustment	(0.2)	—	NM	(2.9)	—	NM
Loss on sale of product line	—	—	—%	(2.1)	—	NM
Tax indemnification adjustments	—	—	—%	(2.4)	—	NM
Interest expense, net	(14.5)	(17.6)	17.6%	(49.0)	(47.8)	(2.5)%
Income tax benefit (expense)	14.5	(2.5)	NM	(3.7)	(9.8)	62.2%
Net (loss) income from continuing operations attributable to GCP shareholders (GAAP)	$(18.1)	$10.9	NM	$(41.8)	$33.2	NM
Diluted EPS from continuing operations (GAAP)(1)	$(0.25)	$0.15	NM	$(0.59)	$0.46	NM
Adjusted EPS (non-GAAP)	$0.22	$0.21	4.8%	$0.39	$0.62	(37.1)%
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(1)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$53.4	$62.2	(14.1)%	$160.1	$171.6	(6.7)%
Specialty Building Materials	54.1	46.8	15.6%	152.1	149.7	1.6%
Adjusted Gross Profit (non-GAAP)	107.5	109.0	(1.4)%	312.2	321.3	(2.8)%
Loss in Venezuela in cost of goods sold	—	—	—%	(0.8)	—	NM
Amortization of acquired inventory fair value adjustment	(0.2)	—	NM	(2.9)	—	NM
Pension costs in cost of goods sold	(0.4)	(0.3)	(33.3)%	(1.3)	(0.9)	(44.4)%
Total GCP Gross Profit (GAAP)	106.9	108.7	(1.7)%	307.2	320.4	(4.1)%
Gross Margin:
Specialty Construction Chemicals	34.2%	38.2%	(4.0) pts	35.6%	36.8%	(1.2) pts
Specialty Building Materials	42.9%	46.5%	(3.6) pts	44.0%	47.0%	(3.0) pts
Adjusted Gross Margin (non-GAAP)	38.1%	41.4%	(3.3) pts	39.3%	40.9%	(1.6) pts
Loss in Venezuela in cost of goods sold	—%	—%	0.0 pts	(0.1)%	—%	NM
Amortization of acquired inventory fair value adjustment	(0.1)%	—%	NM	(0.4)%	—%	NM
Pension costs in cost of goods sold	(0.1)%	(0.1)%	0.0 pts	(0.2)%	(0.1)%	(0.1) pts
Total GCP Gross Margin (GAAP)	37.9%	41.3%	(3.4) pts	38.6%	40.8%	(2.2) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$15.7	$23.2	(32.3)%	$44.5	$53.7	(17.1)%
Specialty Building Materials segment operating income	30.1	25.6	17.6%	80.6	88.9	(9.3)%
Corporate and certain pension costs	(9.6)	(10.8)	11.1%	(35.9)	(34.5)	(4.1)%
Total GCP Adjusted EBIT (non-GAAP)	36.2	38.0	(4.7)%	89.2	108.1	(17.5)%
Depreciation and amortization:
Specialty Construction Chemicals	$5.4	$5.1	5.9%	$15.6	$15.0	4.0%
Specialty Building Materials	3.6	2.4	50.0%	9.6	6.9	39.1%
Corporate	0.7	—	NM	1.7	0.3	NM
Total GCP	9.7	7.5	29.3%	26.9	22.2	21.2%
Adjusted EBITDA:
Specialty Construction Chemicals	$21.1	$28.3	(25.4)%	$60.1	$68.7	(12.5)%
Specialty Building Materials	33.7	28.0	20.4%	90.2	95.8	(5.8)%
Corporate and certain pension costs	(8.9)	(10.8)	17.6%	(34.2)	(34.2)	—%
Total GCP Adjusted EBITDA (non-GAAP)	45.9	45.5	0.9%	116.1	130.3	(10.9)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	10.1%	14.3%	(4.2) pts	9.9%	11.5%	(1.6) pts
Specialty Building Materials	23.9%	25.4%	(1.5) pts	23.3%	27.9%	(4.6) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	12.8%	14.4%	(1.6) pts	11.2%	13.8%	(2.6) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	13.5%	17.4%	(3.9) pts	13.4%	14.7%	(1.3) pts
Specialty Building Materials	26.7%	27.8%	(1.1) pts	26.1%	30.1%	(4.0) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	16.3%	17.3%	(1.0) pts	14.6%	16.6%	(2.0) pts

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended September 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.25)				$0.15
Repositioning expenses	$1.1	$0.4	$0.7	0.01	$5.3	$2.1	$3.2	0.04
Restructuring expenses	2.1	0.7	1.4	0.02	0.4	0.1	0.3	—
Gain on termination and curtailment of pension and other postretirement plans	(0.8)	(0.4)	(0.4)	(0.01)	(0.2)	—	(0.2)	—
Pension MTM adjustment and other related costs, net	3.0	1.3	1.7	0.02	—	—	—	—
Currency and other financial losses in Venezuela	36.7	12.2	24.5	0.34	—	—	—	—
Litigation settlement	4.0	1.5	2.5	0.03	—	—	—	—
Other financing costs	6.0	2.3	3.7	0.05	1.2	0.5	0.7	0.01
Third-party and other acquisition-related costs	2.0	0.4	1.6	0.02	0.3	0.1	0.2	—
Amortization of acquired inventory fair value adjustment	0.2	0.1	0.1	—	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	1.1	(1.1)	(0.01)	—	(0.4)	0.4	0.01
Adjusted EPS (non-GAAP)				$0.22				$0.21

	Nine Months Ended September 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$(0.59)				$0.46
Repositioning expenses	$6.8	$2.6	$4.2	0.06	$14.3	$5.3	$9.0	0.13
Restructuring expenses	13.0	4.8	8.2	0.11	1.4	0.3	1.1	0.02
Gain on termination and curtailment of pension and other postretirement plans	(5.9)	(2.6)	(3.3)	(0.05)	(2.6)	(0.7)	(1.9)	(0.03)
Pension MTM adjustment and other related costs, net	2.9	1.3	1.6	0.02	2.7	0.9	1.8	0.03
Currency and other financial losses in Venezuela	39.1	12.9	26.2	0.37	—	—	—	—
Litigation settlement	4.0	1.5	2.5	0.03	—	—	—	—
Other financing costs	6.0	2.3	3.7	0.05	1.2	0.5	0.7	0.01
Third-party and other acquisition-related costs	5.0	1.0	4.0	0.06	0.3	0.1	0.2	—
Amortization of acquired inventory fair value adjustment	2.9	0.9	2.0	0.03	—	—	—	—
Tax indemnification adjustments	2.4	0.9	1.5	0.02	—	—	—	—
Loss on sale of product line	2.1	0.8	1.3	0.02	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	(18.2)	18.2	0.26	—	(0.3)	0.3	—
Adjusted EPS (non-GAAP)				$0.39				$0.62